Exhibit 99.1

NEWS RELEASE

**CONFIDENTIAL DRAFT – DO NOT DISTRIBUTE **

Mitel Reports Second Quarter Fiscal 2013 Financial Results

- Record Gross Margin of 56.2% in the Second Quarter

OTTAWA, Ontario – November 29, 2012 (GLOBE NEWSWIRE) – Mitel® (Nasdaq: MITL; TSX: MNW), a leading provider of cloud and premises-based unified communications and collaboration (UCC) solutions, today announced its financial results for the second quarter of fiscal 2013 ended October 31, 2012. All financial results are in U.S. dollars.

“In the second quarter we exceeded our guidance across all metrics and achieved record overall gross margin of 56.2%, despite a challenging macroeconomic environment,” said Richard McBee, Chief Executive Officer, Mitel. “We saw solid revenue growth of 5% sequentially in our business which was attributable to our disciplined execution across the entire company, continued improvements on our channel-focused sales model and product leadership in virtualization and cloud offerings.”

Fiscal Second Quarter 2013 Financial Highlights

•	Adjusted EBITDA from continuing operations for the second quarter of fiscal 2013 was $24.1 million or 16.6% of revenues, up from $21.4 million or 13.8% from the prior year quarter.

•	Non-GAAP net income from continuing operations for the second quarter of fiscal 2013 was $14.2 million, or $0.25 per share, up from $12.6 million, or $0.23 per share, in the same period last year.

•

Net loss from continuing operations for the second quarter of fiscal 2013 was $1.6 million, or $0.03 per share, diluted, compared to a net loss from continuing operations of $1.7 million, or $0.03 per share, diluted, in the same period last year.

•	Revenue from continuing operations for the second quarter of fiscal 2013 was $145.5 million, compared to $154.6 million for the second quarter of fiscal 2012.

•	Gross margins from continuing operations were 56.2%, up from 53.0% in the second quarter of fiscal 2012.

•	Cash and cash equivalents as of October 31, 2012 were $87.4 million.

•	Operating cash flows for the second quarter of fiscal 2013 were $16.7 million.

•

In August 2012, in response to macroeconomic concerns, we implemented a restructuring plan that included the termination of approximately 200 employees as well as the closure of excess facilities. We recorded a charge of $9.3 million in the second quarter of fiscal 2013 relating to these actions.

“We are pleased with our operating results this quarter, which were driven by solid execution of our business model and our ability to expand our gross margins and proactively manage our cost structure despite the challenging macroeconomic environment,” said Steve Spooner, Chief Financial Officer, Mitel. “While we continue to remain cautious in our forecast, our results this quarter reinforce our confidence in our business model.”

Given that the company has previously announced the proposed sale of DataNet/CommSource, the results of the business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the second quarter of fiscal 2013 were $122.0 million, compared to $129.4 million for the second quarter of fiscal 2012. Operating margin improved by 3% year-over-year primarily as a result of record gross margin in the business unit.

•	Mitel NetSolutions revenues for the second quarter of fiscal 2013 grew 2% to $20.9 million from the same quarter of 2012. Operating margin was consistent with the prior year’s quarter.

Business Highlights

•

More than 100% year-over-year growth in Mitel cloud customer base including service provider customers enabled by Mitel cloud solutions, customers deploying Mitel solutions in private clouds, and end-customers deploying Mitel AnyWare.

•

Several enhancements to Mitel’s cloud offerings including the Mitel AnyWare Cloud Communications Service with advanced contact center functionality, multi-vendor CRM integration, and cloud-based video telepresence and collaboration.

•	Continued strengthening of Mitel strategic channel development including:

•	A new distribution agreement with Tech Data Corporation, one of the world’s largest wholesale distributors of technology products, further strengthening Mitel’s position in the U.S.

•	Addition of virtualization specialist Entisys Solutions as a strategic Mitel Channel Partner, expanding the reach of Mitel’s UCC solutions to customers in California.

Business Outlook

Mitel has set the following financial performance guidance for the third quarter of fiscal year 2013 ending January 31, 2013.

•	Revenue from continuing operations is expected to be in the range of $141 to $146 million.

•	Gross margin percentage from continuing operations is expected to be in the range of 55.0 to 56.0 percent.

•

Non-GAAP operating expenses as a percentage of revenue from continuing operations are expected to be in the range of 43.0 to 44.0 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EST (2:00 p.m. PST) to discuss its financial results for the second quarter ended October 31, 2012. To access the conference call, dial 866-321-6651. Callers outside the U.S. and Canada should dial 416-642-5212. A replay of the conference call will be available through Tuesday, December 4, 2012. To access the replay, please dial 888-203-1112 and enter pass code 4640975. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 4640975. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles. Please see the reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this presentation are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. Actual results may differ materially from those presented in forward-looking statements. Material risks that could cause actual results to differ include: our ability to achieve or sustain profitability in the future; fluctuations in our quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; our reliance on channel partners for a significant component of our sales; our dependence upon a small number of outside contract manufacturers to manufacture our products; our ability to successfully implement our restructuring plans; and our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K. We have made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of our business; our ability to successfully implement our restructuring plans and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of our future prospects, and it may not be appropriate for other purposes. Except as required by law, Mitel will not necessarily update forward-looking statements.

About Mitel

Mitel® (Nasdaq:MITL) (TSX:MNW) is a global provider of unified communications and collaboration (UCC) software, solutions and services that enable organizations to conduct business anywhere, over any medium with the device of their choice. Through a single cloud-ready software stream, Mitel’s Freedom architecture provides customers in over 100 countries the flexibility and simplicity needed to support today’s dynamic work environment. For more information visit www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	October 31, 2012	April 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$87.4	$78.7
Accounts receivable	117.0	129.0
Sales-type lease receivables	13.9	16.9
Inventories	30.2	28.3
Deferred tax asset	15.9	12.9
Other current assets	32.2	33.8
Assets of component held for sale, current	2.2	3.4

	298.8	303.0
Non-current portion of sales-type lease receivables	20.6	23.6
Deferred tax asset	116.9	117.4
Property and equipment	29.5	21.5
Identifiable intangible assets	67.2	78.5
Goodwill	132.6	132.6
Other non-current assets	8.4	8.7
Assets of component held for sale, non-current	1.9	1.9

	$675.9	$687.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$99.0	$104.3
Current portion of deferred revenue	31.1	33.3
Current portion of long-term debt	11.2	4.6

	141.3	142.2
Long-term debt	302.5	307.2
Lease recourse liability	4.6	5.7
Long-term portion of deferred revenue	12.4	12.1
Deferred tax liability	31.0	35.9
Pension liability	69.3	75.2
Other non-current liabilities	20.4	19.1

	581.5	597.4
Shareholders’ equity	94.4	89.8

	$675.9	$687.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2012	Quarter Ended October 31, 2011	Six Months Ended October 31, 2012	Six Months Ended October 31, 2011
Revenues	$145.5	$154.6	$284.0	$303.7
Cost of revenues	63.7	72.6	126.9	143.8

Gross margin	81.8	82.0	157.1	159.9

Expenses:
Selling, general and administrative	54.4	55.9	112.3	111.4
Research and development	13.9	14.4	28.4	29.5
Special charges and restructuring costs	9.3	8.4	11.3	13.2
Loss on litigation settlement	0.4	0.5	1.1	1.0

	78.0	79.2	153.1	155.1

Operating income from continuing operations	3.8	2.8	4.0	4.8
Interest expense	(4.6)	(4.6)	(9.3)	(9.4)
Other expense, net	0.6	(0.2)	0.6	(0.6)

Loss from continuing operations, before income taxes	(0.2)	(2.0)	(4.7)	(5.2)
Current income tax recovery (expense)	(3.7)	0.6	(6.2)	(0.9)
Deferred income tax recovery (expense)	2.3	(0.3)	7.4	1.1

Loss from continuing operations	(1.6)	(1.7)	(3.5)	(5.0)
Net income (loss) from discontinued operations	(0.3)	0.5	(0.5)	1.0

Net loss	$(1.9)	$(1.2)	$(4.0)	$(4.0)

Net income (loss) per common share—Basic
From continuing operations	$(0.03)	$(0.03)	$(0.06)	$(0.09)
From discontinued operations	$(0.01)	$0.01	$(0.01)	$0.02
Net loss per common share—Basic	$(0.04)	$(0.02)	$(0.07)	$(0.07)
Net income (loss) per common share—Diluted
From continuing operations	$(0.03)	$(0.03)	$(0.06)	$(0.09)
From discontinued operations	$(0.01)	$0.01	$(0.01)	$0.02
Net loss per common share—Diluted	$(0.04)	$(0.02)	$(0.07)	$(0.07)
Weighted-average number of common shares outstanding (in millions):
Basic	53.7	53.6	53.6	53.4
Diluted	53.7	53.6	53.6	53.4

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2012	Quarter Ended October 31, 2011	Six Months Ended October 31, 2012	Six Months Ended October 31, 2011
Cash provided by (used in):
Net cash provided by operating activities	$16.7	$3.8	$20.1	$16.2
Net cash used in investing activities	(4.4)	(3.9)	(7.9)	(6.5)
Net cash used in financing activities	(3.0)	(1.8)	(3.3)	(13.9)
Effect of exchange rate changes on cash balances	0.6	(0.5)	(0.2)	(0.8)

Net increase (decrease) in cash and cash equivalents	9.9	(2.4)	8.7	(5.0)
Cash and cash equivalents, beginning of period	77.5	71.3	78.7	73.9

Cash and cash equivalents, end of period	$87.4	$68.9	$87.4	$68.9

Additional information on capital expenditures:
Capital expenditures acquired with cash	4.7	3.9	8.2	6.5
Capital expenditures financed through capital leases	3.5	0.6	5.4	0.7

Total capital expenditures	$8.2	$4.5	$13.6	$7.2

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended October 31, 2012	Quarter Ended October 31, 2011	Six Months Ended October 31, 2012	Six Months Ended October 31, 2011
Net loss from continuing operations	$(1.6)	$(1.7)	$(3.5)	$(5.0)
Income tax expense (recovery)	1.4	(0.3)	(1.2)	(0.2)

Net loss from continuing operations, before income taxes	(0.2)	(2.0)	(4.7)	(5.2)
Adjustments:
Foreign exchange loss (gain)	(0.1)	0.4	0.1	1.0
Special charges and restructuring costs	9.3	8.4	11.3	13.2
Stock-based compensation	1.1	1.4	2.2	2.7
Loss on litigation settlement	0.4	0.5	1.1	1.0
Amortization of acquisition-related intangibles assets	5.6	5.6	11.2	11.2

Non-GAAP net income from continuing operations, before income taxes	16.1	14.3	21.2	23.9
Non-GAAP tax expense(1)	(1.9)	(1.7)	(2.5)	(2.8)

Non-GAAP net income from continuing operations	14.2	12.6	18.7	21.1
Non-GAAP net income (loss) from discontinued operations	(0.4)	0.7	(0.8)	1.4

Non-GAAP net income	$13.8	$13.3	$17.9	$22.5

Non-GAAP net income per share, diluted:
Non-GAAP net income per common share from continuing operations	$0.25	$0.23	$0.33	$0.38
Non-GAAP net income (loss) per common share from discontinued operations	$(0.01)	$0.01	$(0.02)	$0.02
Non-GAAP net income per common share	$0.24	$0.24	$0.31	$0.40
Weighted-average number of common shares outstanding (in millions):	56.2	56.1	56.2	56.0

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Loss to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2012	Quarter Ended October 31, 2011	Six Months Ended October 31, 2012	Six Months Ended October 31, 2011
Net loss	$(1.9)	$(1.2)	$(4.0)	$(4.0)
Net loss (income) from discontinued operations	0.3	(0.5)	0.5	(1.0)

Net loss from continuing operations	(1.6)	(1.7)	(3.5)	(5.0)
Adjustments:
Interest expense	4.6	4.6	9.3	9.4
Income tax expense (recovery)	1.4	(0.3)	(1.2)	(0.2)
Amortization and depreciation	9.0	8.1	17.6	16.5
Foreign exchange loss (gain)	(0.1)	0.4	0.1	1.0
Special charges and restructuring costs	9.3	8.4	11.3	13.2
Stock-based compensation	1.1	1.4	2.2	2.7
Loss on litigation settlement	0.4	0.5	1.1	1.0

Adjusted EBITDA from continuing operations	24.1	21.4	36.9	38.6
Adjusted EBITDA from discontinued operations(1)	(0.5)	0.8	(0.9)	1.6

Adjusted EBITDA	$23.6	$22.2	$36.0	$40.2

(1)	The reconciliation from net income (loss) from discontinued operations to Adjusted EBITDA from discontinued operations consists of income tax expense (recovery) of $(0.2), $0.3, ($ 0.4) and $ 0.6 for the periods presented, respectively.

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended October 31, 2012	Quarter Ended October 31, 2011	Six Months Ended October 31, 2012	Six Months Ended October 31, 2011
Revenues
Mitel Communications Solutions	$122.0	$129.4	$236.5	$253.8
NetSolutions	20.9	20.4	41.6	40.4
Other(1)	2.6	4.8	5.9	9.5

Total revenues	$145.5	$154.6	$284.0	$303.7

Segment income
Mitel Communications Solutions	$29.3	$27.4	$50.3	$51.2
NetSolutions	4.9	4.8	9.5	9.3
Other(1)	0.5	1.1	1.0	2.4

Total segment income	$34.7	$33.3	$60.8	$62.9

(1)	The operations of the DataNet and CommSource are recorded as discontinued operations and therefore are excluded from the periods presented.